Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Alvotech

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, nominal value $0.01 per ordinary share		(1)	(2)	(3)
Equity	Warrants		(1)	(2)	(3)
Equity	Units		(1)	(2)	(3)
Debt	Debt Securities		(1)	(2)	(3)
Other	Rights		(1)	(2)	(3)
Unallocated (Shelf)	—	457(o)	(1)	—	$100,000,000	0.00014760	$14,760
Total Offering Amount				—	$100,000,000	0.00014760	$14,760
Total Fees Previously Paid				—	—	—	—
Total Fee Offsets				—	—	—	—
Net Fee Due				—	—	—	$14,760

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $100,000,000. Also includes such indeterminate number of securities of Alvotech (the “Registrant”) as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(2)	The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The proposed maximum aggregate offering price per unit of class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.